UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 16, 2020 (the “Effective Date”), AutoZone Inc. (the “Company” or “AutoZone”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which stockholders of the Company approved the AutoZone, Inc. 2020 Omnibus Incentive Award Plan (the “Plan”). As previously disclosed, the Share Limit (as defined in the Plan) is 1,200,000 less any awards granted under the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Prior Plan”) between October 19, 2020 and the Effective Date, as provided for the award type in the Plan. Accordingly, 1,192,011 shares of Common Stock are available for issuance under the Plan.

For a description of the terms and conditions of the Plan, see “PROPOSAL 4 — Approval of AutoZone, Inc. 2020 Omnibus Incentive Award Plan” in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2020, as amended by the Company’s supplemental proxy materials on Schedule 14A, filed with the SEC on November 20, 2020 (together, the “Proxy Statement”), which descriptions are incorporated herein by reference. The descriptions of the Plan contained in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Copies of the form of grant notice and award agreements for stock options, restricted stock units to officers and restricted stock units to directors are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The final results of each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each such proposal is further described in the Proxy Statement, which descriptions are incorporated herein by reference.

Proposal 1. The stockholders elected ten directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2021 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	18,599,234	245,281	11,325	1,191,512
Michael M. Calbert	18,823,116	21,647	11,077	1,191,512
Linda A. Goodspeed	18,591,459	253,231	11,150	1,191,512
Earl G. Graves, Jr.	17,795,193	1,049,794	10,853	1,191,512
Enderson Guimaraes	18,772,714	72,439	10,687	1,191,512
D. Bryan Jordan	18,507,256	334,395	14,189	1,191,512
Gale V. King	18,562,202	251,418	42,220	1,191,512
George R. Mrkonic, Jr.	17,651,352	1,193,670	10,818	1,191,512
William C. Rhodes, III	17,081,546	1,623,078	151,216	1,191,512
Jill A. Soltau	18,778,921	64,205	12,714	1,191,512

Proposal 2. The Company’s stockholders ratified the appointment of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 28, 2021. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions
19,072,377	962,625	12,350

Proposal 3. The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of AutoZone’s named executive officers. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,270,051	1,565,872	19,917	1,191,512

Proposal 4. The Company’s stockholders approved the Plan. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,891,563	1,951,732	12,545	1,191,512

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	AutoZone, Inc. 2020 Omnibus Incentive Award Plan (as amended through November 20, 2020).

10.2	Form of Grant Notice and Award Agreement for Stock Options granted to Officers under the AutoZone, Inc. 2020 Omnibus Incentive Award Plan

10.3	Form of Grant Notice and Award Agreement for Restricted Stock Units granted to Officers under the AutoZone, Inc. 2020 Omnibus Incentive Award Plan

10.4	Form of Grant Notice and Award Agreement for Restricted Stock Units granted to Directors under the AutoZone, Inc. 2020 Omnibus Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Kristen C. Wright
Kristen C. Wright
Senior Vice President, General Counsel and Secretary

Date: December 17, 2020